UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2022

RANGER OIL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, TX	77084
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ROCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Departure

On May 26, 2022, Mr. Temitope Ogunyomi resigned from the board of directors (the “Board”) of Ranger Oil Corporation (the “Company”), effective immediately. The decision of Mr. Ogunyomi to resign as a director of the Company was not a result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Director Appointment

Effective May 26, 2022, Mr. Garrett Chunn was appointed to the Board to fill the vacancy on the Board left by the resignation of Mr. Ogunyomi, to serve until his successor is elected and qualified, or, if earlier, until his death, disability, resignation, disqualification or removal from office. The Board also appointed Mr. Chunn to the Reserves Committee of the Board. In connection with the appointment of Mr. Chunn, the Board determined that Mr. Chunn is independent under the rules of The Nasdaq Stock Market. Mr. Chunn was appointed pursuant to and in accordance with to the terms of the Amended and Restated Investor and Registration Rights Agreement, dated October 6, 2021, by and among the Company, JSTX Holdings, LLC and Rocky Creek Resources, LLC (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 7, 2021) (the “Investor Agreement”) and the Company’s Fourth Amended and Restated Articles of Incorporation, as amended (the “Articles”).

Mr. Chunn is a Vice President at Juniper Capital Advisors, L.P. (“Juniper”), the Company’s controlling shareholder, which he joined in August 2020. Mr. Chunn has over 10 years of experience in the energy industry in both operational and business development related roles. Prior to joining Juniper, he was a Vice President at Kayne Anderson’s Energy Group. While at Kayne Anderson, Mr. Chunn was responsible for reserve-based valuations and engineering oversight of Kayne Anderson’s oil & gas portfolio companies. Prior to joining Kayne Anderson, Mr. Chunn held various acquisitions and divestitures (“A&D”), engineering, and asset development roles at Encana Oil & Gas. During his time at Encana, Mr. Chunn focused on reservoir engineering, drilling and completions engineering, and A&D activity across a number of the company’s assets in various basins. Mr. Chunn holds a B.S. in Petroleum Engineering from Louisiana State University.

In connection with his appointment to the Board, the Company entered into a customary indemnification agreement (the “Indemnification Agreement”), in the form previously approved by the Board, with Mr. Chunn. The Indemnification Agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by Mr. Chunn in various legal proceedings in which he may be involved by reason of his service as director, as permitted by Virginia law and the Articles. Mr. Chunn agreed to waive all compensation, including equity compensation, in connection with his service on the Board and committees of the Board.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 11, 2016 and is incorporated herein by reference.

Mr. Chunn is not related to any officer or director of the Company. There are no arrangements or understandings between Mr. Chunn and any other persons pursuant to which he will serve as a director, other than the Investor Agreement and the Articles. There are no transactions or relationships between Mr. Chunn and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Executive Severance Plan

On May 23, 2022, the Compensation and Benefits Committee of the Board approved and adopted the Ranger Oil Corporation Executive Severance Plan (the “Executive Severance Plan”). Certain officers of the Company, including the Company’s executive officers, Darrin J. Henke, the Company’s President and Chief Executive Officer; Julia Gwaltney, the Company’s Senior Vice President, Chief Operating Officer; and Russell T Kelley, Jr., the Company’s Senior Vice President, Chief Financial Officer and Treasurer, are eligible to participate in the plan.

Under the Executive Severance Plan, each executive officer is eligible to receive the following payments and benefits in the event of a termination by the Company without Cause or a resignation by the executive officer with Good Reason (each as defined in the Executive Severance Plan):

•	cash payments in an aggregate amount equal to 1.0 times (or 2.0 for Mr. Henke) the executive’s annual base salary, payable in installments over 12 months (or 24 months for Mr. Henke);

•

any unpaid annual bonus earned by the executive for the fiscal year preceding the year of termination based on the actual level of performance, with any subjective or discretionary components of such annual bonus deemed achieved at the target level; and

•	up to 18 months’ Company’s subsidized COBRA premiums for continued group health benefits for the executive and his or her eligible dependents.

The Executive Severance Plan provides enhanced benefits in the event that such a termination occurs within 24 months following a Change of Control, in which case (1) the cash payments are replaced with a lump sum cash payment equal to 2.0 times (or 2.5 for Mr. Henke) the sum of the executive’s base salary and target annual bonus amount; (2) an additional pro-rata annual bonus for the year of termination is also payable (based on the actual level of performance, with any subjective or discretionary components of such annual bonus deemed achieved at the target level); and (3) Company-provided outplacement services up to a maximum Company cost of $10,000 are also provided.

Benefits under the Executive Severance Plan are conditioned upon the executive’s execution of a release of claims that includes customary confidentiality, non-disparagement, non-competition and non-solicitation provisions.

The foregoing summary is qualified in its entirety by reference to the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Ranger Oil Corporation Executive Severance Plan

104	The cover page from Ranger Oil Corporation’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2022	RANGER OIL CORPORATION

	By:	/s/ Katherine Ryan
Katherine Ryan
Vice President, Chief Legal Counsel and Corporate Secretary